Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SADOT GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

47-2555533
(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 209
Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

Sadot Group Inc. 2024 Equity Incentive Plan
(Full Title of the Plan)

Michael D. Roper, Chief Executive Officer
295 E. Renfro Street, Suite 209
Fort Worth, Texas 76107
(Name and Address of Agent For Service)

832-604-9568
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
30 Wall Street, 8th Floor
New York, New York 10005

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☒ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.0001 per share, of Sadot Group Inc. (the “Company”), consisting of (i) 5,175,909 shares of common stock that may in the future be issued under the 2024 Equity Incentive Plan (the “2024 Plan”) and (ii) 3,860,719 shares of common stock that have been acquired or may be acquired in the future by certain employees, directors and consultants of the Company (the “Selling Stockholders”) pursuant to the 2024 Plan, the 2021 Equity Incentive Plan (the “2021 Plan”), the 2023 Equity Incentive Plan (the “2023 Plan” and collectively with the 2024 Plan and the 2021 Plan, the “Incentive Plans”) or that were issued by the Company outside of an incentive plan prior to the Company listing on The Nasdaq Capital Market. The shares of Common Stock described in clauses (i) and (ii) of the preceding sentence are sometimes referred to herein as the “Incentive Shares”. The Incentive Plans were approved by the Company at the time they were created.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain Incentive Shares that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by the Selling Stockholders identified therein or in a supplement thereto who have acquired or may in the future acquire such securities pursuant to the 2024 Plan. In addition, certain information relating to future issuances under the 2024 Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2024 Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

Reoffer Prospectus

Up to 3,860,719 Shares

SADOT GROUP INC.
Common Stock par value $0.0001

This reoffer prospectus relates to up to 3,860,719 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders as described under the caption “Selling Stockholders.” (the “Selling Stockholders”). The Selling Stockholders consist of our employees, directors, officers, and consultants who have acquired or will acquire Shares pursuant to direct restricted stock grants or Stock Options under our 2024 Equity Incentive Plan amended from time to time (“2024 Plan”), the 2021 Equity Incentive Plan (the “2021 Plan”), the 2023 Equity Incentive Plan (the “2023 Plan” and collectively with the 2024 Plan and the 2021 Plan, the “Incentive Plans”) or that were issued by the Company outside of an incentive plan prior to the Company listing on The Nasdaq Capital Market.

We expect to supplement this prospectus from time to time with the names of the Selling Stockholders and the amounts of the shares to be offered for sale by them as Selling Stockholders.

The Selling Stockholders may sell the Shares directly or may sell them through brokers or dealers. Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, the Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our common shares are traded on the Nasdaq Capital Market under the symbol “SDOT”. On May 22, 2024, our closing price on the Nasdaq Capital Market was $0.2999 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is May 23, 2024.

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this reoffer prospectus is current only as of its date.

Unless otherwise indicated, all references in this reoffer prospectus to “Sadot Group,” “Sadot,” the “Company,” “we,” “our,” “us,” or similar terms refer to Sadot Group Inc. and its subsidiaries.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that reflect our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “anticipate”, “expect”, “plan”, “believe”, “seek”, “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our services or products, our ability to introduce new services or product offerings and increase revenue from existing services or products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our services and products, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus Factors that could cause actual results to differ materially include, but are not limited to: the availability and prices of the agricultural commodities and agricultural commodity products we procure, transport, store, process, and merchandise; risks posed to our inventory including becoming damaged or rendered obsolete; financial, political, and economic unrest in areas of the world where we operate: potential business disruption; inflationary pressures across all services, equipment, commodities, labor, rent and other areas; the need for additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations; our ability to control our expenses; potential competition; acts of war (including without limitation the conflict in Ukraine and the Middle East) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; the outcome of any regulatory or legal proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Any forward-looking statement made by us in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.sadotgroupinc.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 295 E. Renfro Street, Suite 209, Fort Worth Texas 76107, Attention: Investor Relations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information that has been “furnished” but not “filed” for purposes of the Exchange Act).

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 20, 2024.

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the Securities and Exchange Commission on May 15, 2024.

(3)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on March 20, 2024, April 17, 2024, May 8, 2024 and May 15, 2024 (other than any portions thereof deemed furnished and not filed); and

(4)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as those discussed in our other filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.
USE OF PROCEEDS

Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, we will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.
DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
SELLING STOCKHOLDERS

All of the shares of our common stock registered for resale under the Registration Statement of which this reoffer prospectus forms a part have been acquired, or will be acquired prior to the offer and sale of such shares, by the Selling Stockholders pursuant to direct grants under the Incentive Plans, pursuant to the exercise of stock options granted under the Incentive Plans or that were issued by the Company outside of an incentive plan prior to the Company listing on The Nasdaq Capital Market (the “Non-Plan Grants”). We intend to supplement this prospectus from time to time with the names of the Selling Stockholders and the amounts of the shares to be offered for sale by them as Selling Stockholders.

The following table sets forth, as of the date of this prospectus, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of the date of this prospectus. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options and vesting under Restricted Stock Award Agreements that have not yet vested and are not included in the column “Beneficially Owned Prior to the Offering.” The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

As of the date of this prospectus, we have not yet identified which, if any, persons who have received or will in the future receive awards pursuant to the 2024 Plan will be Selling Stockholders. Accordingly, we intend to amend or supplement this prospectus from time to time to update the disclosures set forth in the table, below. Because the we have not yet determined which potential Selling Stockholders will be Selling Stockholders, because Selling Stockholders identified in the table when it is supplemented may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon termination of the offering made hereby. We have assumed, therefore, for purposes of the following table as it may be amended or supplemented, that the Selling Stockholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock they presently own. To our knowledge, none of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Stockholder* (1)	Position with the Company	Shares Beneficially Owned Prior to Offering (2)	Shares Which May be Offered (3)	Shares Beneficially Owned after Offering
Kevin Mohan(4)	CIO and Chairman of the Board of Directors	733,287	739,285	—
Michael Roper(5)	CEO	733,014	800,000	—
Kenneth Miller(6)	COO	87,142	157,142	—
Jennifer Black(7)	CFO	358,550	415,000	—
Aimee Infante(8)	CMO	46,727	120,102	—
Stephen Spanos(9)	Director	258,765	260,965	—
Jeff Carl(10)	Director	261,875	279,375	—
Benjamin Petel(11)	Director	315,397	315,397	—
Na Oh(12)	Director	110,151	110,151	—
Ray Shankar(13)	Director	116,151	116,151	—
Marvin Yeo(14)	Director	109,361	109,361	—
Paul Sansom(15)	Director	109,361	109,361	—
Mark Mckinney(16)	Director	108,143	108,143	—
David Errington(17)	Director	139,143	112,143	27,000
Ahmed Khan(18)	Director	110,881	108,143	2,738

*
Names of the Selling Stockholders who will sell “control securities” pursuant to this prospectus will be added by prospectus supplement pursuant to Rule 424(b) under the Securities Act, as permitted by General Instruction C to Form S-8.

(1)	The address for each of the Selling Stockholders is c/o Sadot Group Inc., 295 E. Renfro Street, Suite 209, Fort Worth, Texas 76107.

(2)
Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned after Offering” assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders.

(3)	Includes shares that are issuable upon exercise of stock options issued pursuant to the Incentive Plans, some of which are not, and will not become vested within 60 days from May 22, 2024 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”
(4)	Includes 733,287 shares of common stock which vest over time and 175,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan

(5)	Includes 733,014 shares of common stock which vest over time and 200,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $$0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(6)	Includes 87,142 shares of common stock which vest over time and 125,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(7)	Includes 358,550 shares of common stock which vest over time and 145,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(8)	Includes 46,727 shares of common stock which vest over time and 117,500 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(9)	Includes 258,765 shares of common stock which vest over time and 25,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(10)	Includes 261,875 shares of common stock which vest over time and 25,000 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $0.41 and $1.51 that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(11)	Includes 315,397 shares of common stock which vest over time. that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(12)	Includes 101,151 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(13)	Includes 116,151 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(14)	Includes 109,361 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(15)	Includes 109,361 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(16)	Includes 108,143 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(17)	Includes 139,143 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan
(18)	Includes 110,881 shares of common stock which vest over time that are issuable upon exercise of stock options issued pursuant to the 2024 Plan

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale Shares acquired by the Selling Stockholders after the date of this reoffer prospectus and include 3,860,719 of such Shares acquired pursuant to the Incentive Plans or the Non-Plan Grants.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any of the foregoing methods of sale; or
●	any other method permitted pursuant to applicable law.

If a Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholders and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholders may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filings fees; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Fleming PLLC, has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

EXPERTS

The audited financial statements incorporated by reference in this Reoffer Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Kreit & Chiu CPA LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

3,860,719 Shares

SADOT GROUP INC.

Common Stock par value $0.0001

May 23, 2024

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.

The documents containing the information specified in Item 1 will be delivered to participants in the Sadot Group Inc. 2024 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Michael Roper Chief Executive Officer Sadot Group Inc.
295 E. Renfro Street, Suite 209
Fort Worth, Texas 76107
832-604-9568

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by Sadot Group Inc., a Nevada corporation (the “Registrant”), with the Commission are incorporated into this Registration Statement by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 20, 2024.

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the Securities and Exchange Commission on May 15, 2024.

●	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on March 20, 2024, April 17, 2024, May 8, 2024 and May 15, 2024 (other than any portions thereof deemed furnished and not filed); and

●	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide the registrant with the power to indemnify any of its directors, officers, employees and agents as follows:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes further provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by the stockholders of the corporation;

●	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

The Nevada Revised Statutes additionally provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. As of the date hereof, the registrant has secured such a director and officer liability insurance policy.

The Company’s Bylaws requires the Company provide that it shall indemnify any of its directors or officers to the fullest extent permitted by law.
Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1 *	2024 Equity Incentive Plan
4.2	2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2022)
4.3	2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed on March 20, 2024)
5.1 *	Opinion of Fleming PLLC
23.1 *	Consent of Kreit & Chiu CPA LLP
23.2*	Consent of Fleming PLLC (see Exhibit 5.1)
24.1 *	Power of Attorney (included in signature page)
107 *	Filing Fee Table

*	Filed herewith
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 23rd day of May 2024.

SADOT GROUP INC.

By:	/s/ Michael Roper
Michael Roper
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jennifer Black
Jennifer Black
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Michael Roper and Jennifer Black, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Roper	Chief Executive Officer and Director	May 23, 2024
Michael Roper	(Principal Executive Officer)

/s/ Jennifer Black	Chief Financial Officer	May 23, 2024
Jennifer Black	(Principal Financial and Accounting Officer)
/s/Kevin Mohan	Chairman of the Board of Directors and Chief Investment Officer	May 23, 2024
Kevin Mohan

/s/Stephen A. Spanos	Director	May 23, 2024
Stephen A. Spanos

/s/Jeff Carl	Director	May 23, 2024
Jeff Carl

/s/Benjamin Petel	Director	May 23, 2024
Benjamin Petel

/s/Na Yeon Oh	Director	May 23, 2024
Na Yeon Oh

/s/Ray Shankar	Director	May 23, 2024
Ray Shankar

/s/Marvin Yeo	Director	May 23, 2024
Marvin Yeo

/s/Paul Sansom	Director	May 23, 2024
Paul Sansom

/s/Mark McKinney	Director	May 23, 2024
Mark McKinney

/s/David Errington	Director	May 23, 2024
David Errington

/s/Dr. Ahmed Kahn	Director	May 23, 2024
Dr. Ahmed Kahn